     As filed with the Securities and Exchange Commission on August 25, 1999
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------


                                UTI ENERGY CORP.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                     23-2037823
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

  16800 GREENSPOINT PARK, SUITE 225N
            HOUSTON, TEXAS                                  77060
(Address of Principal Executive Offices)                  (Zip Code)


                                UTI ENERGY CORP.
               1997 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
              NORTON DRILLING SERVICES, INC. 1997 STOCK OPTION PLAN
                 NORTON DRILLING SERVICES 1989 STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------
                                 VAUGHN E. DRUM
                                UTI ENERGY CORP.
                             16800 GREENSPOINT PARK
                                   SUITE 225N
                              HOUSTON, TEXAS 77060
                     (Name and address of agent for service)

                                 (281) 873-4111
          (Telephone number, including area code, of agent for service)

                                  With Copy to:


                               CHARLES L. STRAUSS
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                      ------------------------------------
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM
  TITLE OF SECURITIES            AMOUNT TO BE            OFFERING PRICE PER         AGGREGATE OFFERING            AMOUNT OF
    TO BE REGISTERED            REGISTERED (1)               SHARE (2)                  PRICE (2)              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value                   1,002,979                  $21.46875                 $21,532,705                 5,986.10
==================================================================================================================================

(1) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans. Includes 900,000 shares of Common Stock to be issued pursuant to the UTI Energy Corp. Amended and Restated 1997 Long-Term Incentive Plan,
         (2) 101,826 shares of Common Stock to be issued pursuant to the Norton Drilling Services, Inc. 1997 Stock Option Plan and (3) 1,053 shares of Common Stock to be issued pursuant to the Norton Drilling Services 1989 Stock Option Plan. Also includes an indeterminate number of shares to be issued pursuant to the anti-dilution provisions of such plans as well as rights to purchase Common Stock pursuant to the Stockholder Rights Plan dated February 26, 1999, between UTI Energy Corp. and ChaseMellon Shareholder Services, LLC, as rights agent.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the American Stock Exchange, Inc. on August 24, 1999.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

             UTI Energy Corp., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the contents of its Registration Statement No. 333-62853 on Form S-8 relating to the Registrants Amended and Restated 1997 Long-Term Incentive Plan. In addition, the following documents are hereby incorporated by reference in this Registration Statement:

             1. The Annual Report on Form 10-K of Registrant, for the year ended December 31, 1998;

             2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

             3. The Registrant's Current Report on Form 8-K dated March 4, 1999;

             4. The Registrant's Current Report on Form 8-K dated August 10,
1999;

             5. The description of the Registrant's common stock, $.001 par value, contained in a registration statement on Form 8-A (filed on November 8, 1993), including any amendment or report filed for the purpose of updating such description.

             6. The description of the Registrant's stock purchase rights contained in a registration statement on Form 8-A (filed on March 4, 1999), including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


             Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P. ("Fulbright"), Houston, Texas. Curtis W. Huff, a director of the Company, serves as of-counsel to Fulbright.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

             Section 145 of the Delaware General Corporation Law grants to the Registrant the power to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

             Section 145 of the Delaware General Corporation Law also empowers the Registrant to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Registrant against liability asserted against or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant maintains a directors' and officers' liability policy for such purpose.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.


ITEM 8. EXHIBITS.

3.1 Restated Certificate of Incorporation of the Registrant, as amended, (incorporated by reference from Amendment No. 1 to the Registrant's registration statement on Form S-4 No. 333-80095)).

3.2 Bylaws of the Registrant, as amended (incorporated by reference from Amendment No. 1 to the Registrant's registration statement on Form S-4 No. 333-80095)).

3.3 Rights Agreement dated as of February 26, 1999, between the Registrant, and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

3.4 Certificate of Designation, Powers, Preferences and Rights of Series I Preferred Stock dated February 26, 1999 (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

3.5 Form of Right Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission on March 4,
             1999).

4.1 See Exhibit Nos. 3.1 through 3.5 for provisions of the Restated Certificate of Incorporation and amended By-laws of the Registrant and other instruments defining the rights of the holders of Common Stock.

4.2 Form of Common Stock Certificate (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 33-69726)).

4.3 Registration Rights Agreement with Bear Stearns & Co. Inc. dated March 25, 1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4.4 Stock Option Agreement dated as of December 19, 1995, between the Registrant and Remy Consultants Incorporated (incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to
             Schedule 13D dated August 8, 1996).

4.5 Amended and Restated UTI Energy Corp. 1996 Employee Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

4.6 Warrant Agreement, dated April 11, 1997, by and between UTI Energy Corp. and Southland Drilling Company, Ltd.(incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.7 Note Purchase Agreement dated April 11, 1997, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, Panther Drilling, Inc. and Canpartners Investments IV, LLC (incorporated by reference to Schedule 13D relating to the Registrant filed on April 22, 1997 by Canpartners Investments IV, LLC, Canpartners Incorporated, Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen)

4.8 Note dated April 11, 1997, payable by FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated and Panther Drilling, Inc. to Canpartners Investments IV, LLC.

             (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.9 Warrant Agreement dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC.(incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.10 Warrant dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC. (incorporated by reference to
             Exhibit 10.7 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.11 Registration Rights Agreement dated April 11, 1997, by and between UTI Energy Corp. and Canpartners Investments IV, LLC. (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K dated April 11, 1997).

4.12 Amended and Restated UTI Energy Corp. Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 4.18 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

4.13 1993 Non-Qualified Incentive Stock Option Plan (incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 33-69726)).

4.14 Amended and Restated 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

4.15* Amendment No. 1 to the UTI Energy Corp. Amended and Restated 1997 Long-Term Incentive Plan.

4.16 Form of Warrant to purchase an aggregate of 75,000 shares of Common Stock at $26.50 per share, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30,
             1998).

4.17 Form of Warrant to purchase an aggregate of 25,000 shares of Common Stock at $35.00 per share, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30,
             1998).

4.18 Form of Note Payable in the aggregate amount of $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.19 Amended and Restated Loan and Security Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank, N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.20 Amended and Restated Note dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank, N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30,
             1998).

4.21 Amended and Restated Subordination Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates, Inc., Peterson Drilling Company and Melon Bank, N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.22 Amended and Restated Contribution Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service Company, Triad Drilling Company, Universal Well Services, Inc., USC, Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank, N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.23 Third Amendment to Credit Agreement with Mellon Bank, dated June 30, 1999 (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

4.24 Norton Drilling Services, Inc. 1997 Stock Option Plan (incorporated by reference from the DSI Industries, Inc. Quarterly Report on Form 10-Q for the three months ended August 31, 1997).

4.25 Norton Drilling Services, Inc. 1989 Stock Option Plan (incorporated by reference from the Diagnostic Sciences, Inc. Annual Report on Form 10-K for the 1990 fiscal year).

5.1*         Opinion of Fulbright & Jaworski L.L.P.

21.1*        Subsidiaries of the Registrant. Incorporated by reference to
             Exhibit 21.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

23.1         Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1).

23.2*        Consent of Ernst & Young LLP.

24.1         Power of Attorney (contained on the signature page hereto).

* Filed herewith.

ITEM 9. UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect
to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 25, 1999.


                                              UTI ENERGY CORP.


                                              By:        /s/ Vaughn E. Drum
                                                 -------------------------------
                                                           Vaughn E. Drum
                                                    President, Chief Executive
                                                        Officer and Director
                                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vaughn E. Drum and John E. Vollmer, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                          Title                                      Date
                ---------                                          -----                                      ----

 /s/ Vaughn E. Drum                                 President, Chief Executive Officer                  AUGUST 25, 1999
----------------------------------------                       and Director
             Vaughn E. Drum                          (Principal Executive Officer)



 /s/ John E. Vollmer                                 Senior Vice President and Chief                    AUGUST 25, 1999
----------------------------------------                    Financial Officer
             John E. Vollmer                          (Principal Financial Officer)


 /s/ Bruce Sauers                                           Vice President and                          AUGUST 25, 1999
----------------------------------------                   Corporate Controller
              Bruce Sauers                            (Principal Accounting Officer)



 /s/ Mark S. Siegel                                     Chairman of the Board and                       AUGUST 25, 1999
----------------------------------------                         Director
             Mark S. Siegel


 /s/ Kenneth N. Berns                                            Director                               AUGUST 25, 1999
----------------------------------------
            Kenneth N. Berns


 /s/ Terry H. Hunt                                               Director                               AUGUST 25, 1999
----------------------------------------
              Terry H. Hunt


----------------------------------------                         Director                               AUGUST __, 1999
             Nadine C. Smith


----------------------------------------                         Director                               AUGUST __, 1999
            Robert B. Spears


----------------------------------------                         Director                               AUGUST __, 1999
             Curtis W. Huff

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
3.1      Restated Certificate of Incorporation of the Registrant, as amended.
         (incorporated by reference from Amendment No. 1 to the Registrant's registration statement on Form S-4 No. 333-80095)).

3.2 Bylaws of the Registrant, as amended (incorporated by reference from Amendment No. 1 to the Registrant's registration statement on Form S-4
         No. 333-80095)).

3.3 Rights Agreement dated as of February 26, 1999, between the Registrant, and ChaseMellon Shareholder Services, L.L.C. as Rights Agent
         (incorporated by reference to Exhibit 4.1 to the Company's Current
         Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

3.4      Certificate of Designation, Powers, Preferences and Rights of Series I
         Preferred Stock dated February 26, 1999 (incorporated by reference to
         Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated
         February 26, 1999, filed with the Securities and Exchange Commission on
         March 4, 1999).

3.5 Form of Right Certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated February 26, 1999, filed with the Securities and Exchange Commission on March 4, 1999).

4.1      See Exhibit Nos. 3.1 through 3.5 for provisions of the Restated
         Certificate of Incorporation and amended By-laws of the Registrant and other instruments defining the rights of the holders of Common Stock.

4.2      Form of Common Stock Certificate (incorporated by reference to
         Amendment No. 1 to the Registrant's Registration Statement on Form S-1
         (No. 33-69726)).

4.3      Registration Rights Agreement with Bear Stearns & Co. Inc. dated March
         25, 1994, as assigned to Remy Capital Partners III, L.P. (incorporated by reference to Exhibit 10.17 to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 1993).

4.4      Stock Option Agreement dated as of December 19, 1995, between the
         Registrant and Remy Consultants Incorporated (incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to Schedule 13D dated
         August 8, 1996).

4.5      Amended and Restated UTI Energy Corp. 1996 Employee Stock Option Plan
         (incorporated by reference to Exhibit 4.6 to the Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1997).

4.6      Warrant Agreement, dated April 11, 1997, by and between UTI Energy
         Corp. and Southland Drilling Company, Ltd.(incorporated by reference to
         Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April
         11, 1997).

4.7      Note Purchase Agreement dated April 11, 1997, by and among FWA Drilling
         Company, Inc., International Petroleum Service Company, Triad Drilling
         Company, Universal Well


         Services, Inc., USC, Incorporated, Panther Drilling, Inc. and
         Canpartners Investments IV, LLC (incorporated by reference to Schedule
         13D relating to the Registrant filed on April 22, 1997 by Canpartners
         Investments IV, LLC, Canpartners Incorporated, Mitchell R. Julis,
         Joshua S. Friedman and R. Christian B. Evensen)

4.8      Note dated April 11, 1997, payable by FWA Drilling Company, Inc.,
         International Petroleum Service Company, Triad Drilling Company,
         Universal Well Services, Inc., USC, Incorporated and Panther Drilling,
         Inc. to Canpartners Investments IV, LLC. (incorporated by reference to
         Exhibit 10.5 to the Registrant's Current Report on Form 8-K dated April
         11, 1997).

4.9      Warrant Agreement dated April 11, 1997, by and between UTI Energy Corp.
         and Canpartners Investments IV, LLC.(incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K dated April
         11, 1997).

4.10     Warrant dated April 11, 1997, by and between UTI Energy Corp. and
         Canpartners Investments IV, LLC. (incorporated by reference to Exhibit
         10.7 to the Registrant's Current Report on Form 8-K dated April 11,
         1997).

4.11     Registration Rights Agreement dated April 11, 1997, by and between UTI
         Energy Corp. and Canpartners Investments IV, LLC. (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form
         8-K dated April 11, 1997).

4.12     Amended and Restated UTI Energy Corp. Non-Employee Director Stock
         Option Plan (incorporated by reference to Exhibit 4.18 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1997).

4.13 1993 Non-Qualified Incentive Stock Option Plan (incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 33-69726)).

4.14 Amended and Restated 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

4.15*    Amendment No. 1 to the UTI Energy Corp. Amended and Restated 1997
         Long-Term Incentive Plan.

4.16     Form of Warrant to purchase an aggregate of 75,000 shares of Common
         Stock at $26.50 per share, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit
         (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.17     Form of Warrant to purchase an aggregate of 25,000 shares of Common
         Stock at $35.00 per share, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such
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         exhibit (incorporated by reference from the Registrant's Quarterly
         Report on Form 10-Q for the six months ended June 30, 1998).

4.18 Form of Note Payable in the aggregate amount of $7.79 million, which was issued to the former shareholders of Suits Enterprises, Inc. listed on such exhibit in the amounts set forth opposite such former shareholder's name on such exhibit (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended
         June 30, 1998).

4.19 Amended and Restated Loan and Security Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum
         Service Company, Triad Drilling Company, Universal Well Services, Inc.,
         USC, Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc.,
         J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank,
         N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.20     Amended and Restated Note dated June 19, 1998, by and among FWA
         Drilling Company, Inc., International Petroleum Service Company, Triad
         Drilling Company, Universal Well Services, Inc., USC, Incorporated, the
         Registrant, UTICO, Inc., Panther Drilling, Inc., J.S.M. & Associates,
         Inc., Peterson Drilling Company and Mellon Bank, N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.21 Amended and Restated Subordination Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service
         Company, Triad Drilling Company, Universal Well Services, Inc., USC,
         Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc.,
         J.S.M. & Associates, Inc., Peterson Drilling Company and Melon Bank,
         N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.22 Amended and Restated Contribution Agreement dated June 19, 1998, by and among FWA Drilling Company, Inc., International Petroleum Service
         Company, Triad Drilling Company, Universal Well Services, Inc., USC,
         Incorporated, the Registrant, UTICO, Inc., Panther Drilling, Inc.,
         J.S.M. & Associates, Inc., Peterson Drilling Company and Mellon Bank,
         N.A. (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).

4.23     Third Amendment to Credit Agreement with Mellon Bank, dated June 30,
         1999 (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

4.24 Norton Drilling Services, Inc. 1997 Stock Option Plan (incorporated by reference from the DSI Industries, Inc. Quarterly Report on Form 10-Q for the three months ended August 31, 1997).

4.25 Norton Drilling Services, Inc. 1989 Stock Option Plan (incorporated by reference from the Diagnostic Sciences, Inc. Annual Report on Form 10-K for the 1990 fiscal year).

5.1*     Opinion of Fulbright & Jaworski L.L.P.
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21.1*    Subsidiaries of the Registrant. Incorporated by reference to Exhibit
         21.1 of the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1998.

23.1     Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1).

23.2*    Consent of Ernst & Young LLP.

24.1     Power of Attorney (contained on the signature page hereto).
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* Filed herewith